UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2009

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	000-19319	04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Waverly Street

Cambridge, Massachusetts  02139

(Address of principal executive offices) (Zip Code)

(617) 444-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Agreement.

On February 18, 2009, we entered into an underwriting agreement with Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Cowen and Company, LLC relating to the sale of 10,000,000 shares of our common stock, par value $0.01 per share, at an offering price to the public of $32.00 per share.

The underwriting agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.  The offering was made by means of a prospectus, including a prospectus supplement dated February 18, 2009, which has been filed with Securities and Exchange Commission. Copies of the prospectus are available from the underwriters.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document

1.1	Underwriting Agreement, dated February 18, 2009, by and among Vertex Pharmaceuticals Incorporated, Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Cowen and Company, LLC.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: February 19, 2009	/s/ Kenneth S. Boger
Kenneth S. Boger
Senior Vice President and General Counsel